UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2011

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      Entry Into a Material Definitive Agreement.

On February 9, 2011, Tegal Corporation, a Delaware corporation (the “Company”), and SPP Process Technology Systems Limited, a company incorporated and registered in England and Wales (together with its subsidiary designees, “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to Purchaser (the “Disposition”) all of the shares of Tegal France, SAS, the Company’s wholly-owned subsidiary (the “Tegal France Shares”), and product lines and certain equipment, intellectual property and other assets relating to the Company’s Deep Reactive Ion Etch plasma etch systems and certain related technology (together with the Tegal France Shares, the “Purchased Assets”). The Purchaser also assumed existing customer contracts, including all installation and warranty obligations of existing customers, and other liabilities arising after the closing of the Disposition (the “Assumed Liabilities”).

In connection with the Disposition, the Company and the Purchaser entered into related agreements for the transfer and licensing of patents, trademarks and other intellectual property associated with the Included Businesses, including a royalty-free Trademark License Agreement allowing for the limited use of the Tegal trademark by the Purchaser solely in connection with future sales related to the Included Businesses and solely in combination with the trademarks transferred to the Purchaser, as well as written assignments to the Purchaser of all rights in the patents and trademarks that are part of the Disposition.

The Disposition closed immediately after execution of the Purchase Agreement. The consideration paid by the Purchaser for the Disposition totaled approximately $2.1 million, comprised of approximately $0.5 million of Assumed Liabilities and $1.6 million in cash, of which $200,000 in cash will be held in escrow for one year after the closing of the Disposition to satisfy any indemnification obligations of the Company under the Purchase Agreement.

The descriptions of the Purchase Agreement and the Trademark License Agreement provided above are qualified in their entirety by reference to the full text of such agreements, copies of which have been filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference..

ITEM 2.01.      Completion of Acquisition or Disposition of Assets.

On February 9, 2011, the Company completed the Disposition.  The information in Item 1.01 above is incorporated herein by reference.  On February 9, 2011, the Company issued a press release regarding the Disposition, a copy of which is attached as Exhibit 99.1 hereto.

ITEM 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of February 9, 2011, between SPP Process Technology Systems Ltd. and Tegal Corporation.

2

10.2	Trademark Assignment Agreement, dated as of February 9, 2011, between Tiger Corporation and SPP Technology Systems UK Limited.

99.1	Press release issued by Tegal Corporation, dated February 9, 2011.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011	TEGAL CORPORATION

	By:	/s/ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated February [9], 2011, between SPP Process Technology Systems Ltd. and Tegal Corporation.

10.2	Trademark Assignment Agreement, dated February [9], 2011, between Tiger Corporation and SPP Technology Systems UK Limited.

99.1	Press release issued by Tegal Corporation, dated February [9], 2011.